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Exhibit J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 333-29511 on Form N-1A of our report dated December 18, 2006, relating to the financial statements and financial highlights of MEMBERS Mutual Funds, including the Cash Reserves Fund, Bond Fund, Diversified Income Fund (formerly Balanced Fund), High Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Value Fund, Mid Cap Growth, International Stock Fund, Conservative Allocation Fund, Moderate Allocation Fund and Aggressive Allocation Fund (collectively, the "Funds") appearing in the Annual Report on Form N-CSR of MEMBERS Mutual Funds for the year ended October 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.

Chicago, Illinois
February 22, 2007